Exhibit 99.1
MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022
FINANCIAL RESULTS
•Fourth quarter revenue of $124 million, down 23% year over year; Full year revenue of $459 million, down 29% year over year
•Fourth quarter Transaction Value of $169 million, down 31% year over year; Full year Transaction Value of $738 million, down 28% year over year
•Fourth quarter Transaction Value from Property & Casualty down 53% year over year to $57 million; Full year Transaction Value from Property & Casualty down 39% year over year to $400 million
•Fourth quarter Transaction Value from Health flat year over year at $99 million; Full year Transaction Value from Health up 3% year over year to $251 million
Los Angeles, CA (February 23, 2023) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the fourth quarter and full year ended December 31, 2022.
“Our fourth quarter results exceeded expectations, driven primarily by strong carrier spend in our Health insurance vertical," said MediaAlpha co-founder and CEO Steve Yi. "While our Property & Casualty (P&C) insurance vertical continued to be negatively impacted by the pullback in customer acquisition spend, the tide has since turned, and we have seen a positive inflection in auto insurance carrier spend in early 2023. As a result, we expect Transaction Value in our P&C vertical to nearly double in the first quarter on a sequential basis, which is well above our normal seasonal pattern. While many carriers remain on the sidelines, we are cautiously optimistic they will catch up over the next several quarters, driving strong growth for MediaAlpha.”
Fourth Quarter 2022 Financial Results
•Revenue of $124.0 million, a decrease of 23% year over year;
•Transaction Value of $168.9 million, a decrease of 31% year over year;
•Gross margin of 16.2%, compared with 15.7% in the fourth quarter of 2021;
•Contribution Margin(1) of 18.5%, compared with 16.6% in the fourth quarter of 2021;
•Net loss of $(28.4) million, compared with $(4.0) million in the fourth quarter of 2021; and
•Adjusted EBITDA(1) of $9.0 million, compared with $13.2 million in the fourth quarter of 2021.
Full Year 2022 Financial Results
•Revenue of $459.1 million, a decrease of 29% year over year;
•Transaction Value of $737.5 million, a decrease of 28% year over year;
•Gross margin of 15.3%, compared with 15.7% in 2021;
•Contribution Margin(1) of 17.6%, compared with 16.7% in 2021;
•Net loss of $(72.4) million, compared with $(8.5) million in 2021; and
•Adjusted EBITDA(1) of $22.9 million, compared with $58.2 million in 2021.
(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for Q1 2023 reflects typical seasonality along with an improvement in market conditions in our P&C vertical compared with Q4 2022, although click pricing is expected to be down on a year-over-year basis. In our Health vertical, we expect modest year-over-year growth in Transaction Value as we continue deepening our relationships with key carriers. For the Life and Other verticals, we expect Transaction Value to decline year over year at a similar rate as in Q4 2022. Due to the uncertainty around the timing and slope of the P&C market recovery, we are not providing full year 2023 guidance.
For the first quarter of 2023, MediaAlpha currently expects the following:
•Transaction Value between $180 million - $195 million, representing a 22% year-over-year decline at the midpoint of the guidance range, driven primarily by our P&C vertical. We expect P&C Transaction Value to nearly double in Q1 2023 compared with Q4 2022, indicative of both the early stages of recovery from the hard market and normal seasonality. Although we are encouraged by these early signs of recovery, we still expect P&C Transaction Value to be well below Q1 2022 levels.
•Revenue between $106 million - $116 million, representing a 22% year-over-year decline at the midpoint of the guidance range.
•Adjusted EBITDA between $5.5 million - $7.5 million, representing a 9% year-over-year decline at the midpoint of the guidance range. We expect Adjusted EBITDA to decline at a lower rate than Transaction Value, Revenue and Contribution in Q1 2023 due to our continued discipline in managing our expenses. We expect our cash operating expenses to be in line with Q4 2022.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's fourth quarter and full year 2022 results and its financial outlook for the first quarter of 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation that Transaction Value in our P&C vertical will nearly double in the first quarter on a sequential basis; our expectation that carrier marketing spend will increase over the next several quarters; and our financial outlook for the first quarter of 2023. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K as of and for the year ended December 31, 2022 to be filed on or about February 27, 2023. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

Press
Joel Samen
Joel@MediaAlpha.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share data and per share amounts)

	As of December 31,
	2022 (unaudited)	2021
Assets
Current assets
Cash and cash equivalents	$14,542	$50,564
Accounts receivable, net of allowance for credit losses of $575 and $609, respectively	59,998	76,094
Prepaid expenses and other current assets	5,880	10,448
Total current assets	$80,420	$137,106
Intangible assets, net	32,932	12,567
Goodwill	47,739	18,402
Deferred tax assets	—	102,656
Other assets	8,990	19,073
Total assets	$170,081	$289,804
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	53,992	61,770
Accrued expenses	14,130	13,716
Current portion of long-term debt	8,770	8,730
Total current liabilities	$76,892	$84,216
Long-term debt, net of current portion	174,300	178,069
Liabilities under tax receivables agreement, net of current portion	—	85,027
Other long-term liabilities	4,973	4,058
Total liabilities	$256,165	$351,370
Commitments and contingencies (Note 8)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 43.7 million and 41.0 million shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	437	410
Class B common stock, $0.01 par value - 100 million shares authorized; 18.9 million and 19.6 million shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	189	196
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	465,523	419,533
Accumulated deficit	(482,142)	(424,476)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(15,993)	$(4,337)
Non-controlling interests	(70,091)	(57,229)
Total stockholders' (deficit)	$(86,084)	$(61,566)
Total liabilities and stockholders' deficit	$170,081	$289,804

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Year ended December 31,
	2022 (unaudited)	2021	2020
Revenue	$459,072	$645,274	$584,814
Costs and operating expenses
Cost of revenue	389,013	543,750	499,434
Sales and marketing	28,816	22,823	20,483
Product development	21,077	15,195	12,449
General and administrative	55,556	61,357	32,913
Total costs and operating expenses	494,462	643,125	565,279
(Loss) income from operations	(35,390)	2,149	19,535
Other (income) expense, net	(75,094)	3,841	2,302
Interest expense	9,245	7,830	7,938
Total other (income) expense, net	(65,849)	11,671	10,240
Income (loss) before income taxes	30,459	(9,522)	9,295
Income tax expense (benefit)	102,905	(1,047)	(1,267)
Net (loss) income	$(72,446)	$(8,475)	$10,562
Net income attributable to QLH prior to Reorganization Transactions	—	—	19,166
Net (loss) attributable to non-controlling interest	(14,780)	(3,200)	(4,238)
Net (loss) attributable to MediaAlpha, Inc.	$(57,666)	$(5,275)	$(4,366)
Net (loss) per share of Class A common stock
-Basic	$(1.37)	$(0.14)	$(0.14)
-Diluted	$(1.37)	$(0.19)	$(0.14)
Weighted average shares of Class A common stock outstanding
-Basic	41,944,874	37,280,533	32,134,170
-Diluted	41,944,874	61,255,925	32,134,170

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Three months ended December 31,
	2022 (unaudited)	2021 (unaudited)
Revenue	$124,007	$161,584
Costs and operating expenses
Cost of revenue	103,864	136,184
Sales and marketing	6,782	6,084
Product development	4,909	4,278
General and administrative	14,987	16,671
Total costs and operating expenses	130,542	163,217
(Loss) from operations	(6,535)	(1,633)
Other (income) expense, net	(83,217)	3,504
Interest expense	3,337	1,527
Total other (income) expense, net	(79,880)	5,031
Income (loss) before income taxes	73,345	(6,664)
Income tax expense (benefit)	101,695	(2,683)
Net (loss)	$(28,350)	$(3,981)
Net (loss) attributable to non-controlling interest	(1,385)	(2,162)
Net (loss) attributable to MediaAlpha, Inc.	$(26,965)	$(1,819)
Net (loss) per share of Class A common stock
-Basic	$(0.63)	$(0.05)
-Diluted	$(0.63)	$(0.10)
Weighted average shares of Class A common stock outstanding
-Basic	42,989,666	39,815,466
-Diluted	42,989,666	59,575,024

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2022 (unaudited)	2021	2020
Cash Flows from operating activities
Net (loss) income	$(72,446)	$(8,475)	$10,562
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash equity-based compensation expense	58,472	45,713	24,745
Non-cash lease expense	753	594	—
Depreciation expense on property and equipment	392	369	289
Amortization of intangible assets	5,755	2,984	3,201
Amortization of deferred debt issuance costs	832	1,182	1,228
Change in fair value of contingent consideration	(7,007)	—	—
Impairment of cost method investment	8,594	—	—
Loss on extinguishment of debt	—	—	1,998
Credit losses	136	143	526
Deferred taxes	102,656	919	(545)
Tax receivables agreement liability related adjustments	(83,832)	911	413
Changes in operating assets and liabilities:
Accounts receivable	17,335	20,058	(40,809)
Prepaid expenses and other current assets	4,507	(2,703)	(6,482)
Other assets	417	500	(4,375)
Accounts payable	(7,796)	(36,476)	57,793
Accrued expenses	(494)	2,902	2,866
Net cash provided by operating activities	$28,274	$28,621	$51,410
Cash flows from investing activities
Purchases of property and equipment	(98)	(650)	(296)
Cash consideration paid in connection with CHT acquisition	(49,677)	—	—
Purchase of cost method investment	—	—	(10,000)
Net cash (used in) investing activities	$(49,775)	$(650)	$(10,296)
Cash flows from financing activities
Proceeds received from:
Proceeds from issuance of Class A common stock, net of underwriter commission	—	—	124,179
Issuance of long-term debt	—	190,000	210,000
Revolving line of credit	25,000	—	7,500
Member contributions	—	—	—
Payments made for:
Repayments on revolving line of credit	(20,000)	—	(7,500)
Repayments on long-term debt	(9,500)	(186,375)	(123,648)
Debt issuance costs	—	(866)	(4,467)
Repurchase of Class B units at QLH up to fair value	—	—	(1,453)
IPO costs to third parties	—	—	(12,227)
Payments pursuant to tax receivable agreement	(216)	—	—
Shares withheld for taxes on vesting of restricted stock units	(4,023)	(3,382)	(4,235)
Repurchases of Class A common stock	(5,008)	—	—
Repurchase of Class B common stock	—	—	(84,320)
Contributions from QLH’s members	1,360	—	—
Distributions	(2,134)	(338)	(131,417)
Net cash (used in) financing activities	$(14,521)	$(961)	$(27,588)
Net (decrease) increase in cash and cash equivalents	(36,022)	27,010	13,526
Cash and cash equivalents, beginning of period	50,564	23,554	10,028
Cash and cash equivalents, end of period	$14,542	$50,564	$23,554

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the full years ended December 31, 2022 and 2021:

	Full year ended December 31,
(dollars in thousands)	2022	2021
Open Marketplace transactions	$445,950	$627,705
Percentage of total Transaction Value	60.5%	61.6%
Private Marketplace transactions	291,564	391,265
Percentage of total Transaction Value	39.5%	38.4%
Total Transaction Value	$737,514	$1,018,970

The following table presents Transaction Value by platform model for the three months ended December 31, 2022 and 2021:

	Three months ended December 31,
(dollars in thousands)	2022	2021
Open Marketplace transactions	$121,942	$158,035
Percentage of total Transaction Value	72.2%	64.5%
Private Marketplace transactions	46,972	86,855
Percentage of total Transaction Value	27.8%	35.5%
Total Transaction Value	$168,914	$244,890

The following table presents Transaction Value by vertical for the full years ended December 31, 2022 and 2021:

	Full year ended December 31,
(dollars in thousands)	2022	2021
Property & Casualty insurance	$399,861	$655,591
Percentage of total Transaction Value	54.2%	64.3%
Health insurance	251,400	245,221
Percentage of total Transaction Value	34.1%	24.1%
Life insurance	44,619	52,302
Percentage of total Transaction Value	6.0%	5.1%
Other(1)	41,634	65,856
Percentage of total Transaction Value	5.6%	6.5%
Total Transaction Value	$737,514	$1,018,970

The following table presents Transaction Value by vertical for the three months ended December 31, 2022 and 2021:

	Three months ended December 31,
(dollars in thousands)	2022	2021
Property & Casualty insurance	$56,682	$120,143
Percentage of total Transaction Value	33.6%	49.1%
Health insurance	98,561	98,946
Percentage of total Transaction Value	58.3%	40.4%
Life insurance	8,181	10,566
Percentage of total Transaction Value	4.8%	4.3%
Other(1)	5,490	15,235
Percentage of total Transaction Value	3.3%	6.2%
Total Transaction Value	$168,914	$244,890
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statement of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the full years ended December 31, 2022 and 2021:

	Full year ended December 31,
(in thousands)	2022	2021
Revenue	$459,072	$645,274
Less cost of revenue	(389,013)	(543,750)
Gross profit	70,059	101,524
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	3,634	1,665
Salaries, wages, and related	3,556	2,004
Internet and hosting	496	419
Depreciation	41	29
Other expenses	720	451
Other services	2,171	1,213
Merchant-related fees	109	309
Contribution	80,786	107,614
Gross Margin	15.3%	15.7%
Contribution Margin	17.6%	16.7%

The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2022 and 2021:

	Three months ended December 31,
(in thousands)	2022	2021
Revenue	$124,007	$161,584
Less cost of revenue	(103,864)	(136,184)
Gross profit	20,143	25,400
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	997	376
Salaries, wages, and related	877	481
Internet and hosting	147	104
Depreciation	11	7
Other expenses	189	128
Other services	573	366
Merchant-related fees	10	23
Contribution	22,947	26,885
Gross Margin	16.2%	15.7%
Contribution Margin	18.5%	16.6%
Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider useful information to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the full years ended December 31, 2022 and 2021.

	Full year ended December 31,
(in thousands)	2022	2021
Net (loss)	$(72,446)	$(8,475)
Equity-based compensation expense	58,472	45,713
Interest expense	9,245	7,830
Income tax expense (benefit)(1)	102,905	(1,047)
Depreciation expense on property and equipment	392	369
Amortization of intangible assets	5,755	2,984
Transaction expenses(2)	636	4,128
Employee-related costs(3)	—	674
SOX implementation costs(4)	110	1,168
Fair value adjustment to contingent consideration(5)	(7,007)	—
Impairment of cost method investment	8,594	—
Settlement costs(6)	—	859
Changes in TRA related liability(7)	(83,832)	911
Changes in Tax Indemnification Receivable(8)	(58)	1,360
Non-cash compensation(9)	—	880
Employee retention credits(10)	—	(1,303)
Settlement of federal and state income tax refunds(11)	92	2,116
Adjusted EBITDA	$22,858	$58,167
(1)Income tax expense (benefit) for the year ended December 31, 2022, consists primarily of $84.5 million of tax expense related to recording a valuation allowance on our deferred tax assets as we determined that the negative evidence outweighs the positive evidence and so it is more likely than not that our deferred tax assets will not be utilized.
(2)Transaction expenses consist of $0.6 million of legal, accounting and other consulting fees incurred by us for the year ended December 31, 2022 in connection with the acquisition of CHT. For the year ended December 31, 2021, transaction expenses consist of $4.1 million of expenses for legal and accounting fees and other costs in connection with the Secondary Offering and other registration statements, and the refinancing of our 2020 Credit Facilities.
(3)Employee-related costs include $0.6 million of expenses incurred by us for the year ended December 31, 2021 for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(4)SOX implementation costs consist of $0.1 million and $1.2 million of expenses incurred by us for the year ended December 31, 2022 and 2021, respectively, for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).
(5)Fair value adjustment to contingent consideration consists of $7.0 million of gain for the year ended December 31, 2022 in connection with the remeasurement of the contingent consideration for the acquisition of CHT as of December 31, 2022.
(6)Settlement costs consist of $0.9 million of expenses incurred by us for the year ended December 31, 2021 to settle certain claims made by the Attorney General's Office of the State of Washington.
(7)Changes in TRA related liability for the year ended December 31, 2022 consist of $83.3 million of gain on reduction of liability pursuant to the TRA resulting from remeasuring of the non-current portion of liability to zero as we no longer consider the payments under the agreement to be probable. Changes in TRA related liability for the year ended December 31, 2021 consist of $0.9 million of expense due to a change in the estimated future state tax benefits and other changes in the estimate, resulting in changes to the TRA liability created in connection with the Reorganization Transactions.
(8)Changes in Tax Indemnification Receivable consists of $0.1 million of income and $1.4 million of expense incurred by us for the years ended December 31, 2022 and 2021, respectively, related to changes in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The change also resulted in an expense/benefit of the same amount which has been recorded within income tax expense (benefit).
(9)Non-cash compensation consists of $0.9 million of expenses incurred by us for the year ended December 31, 2021 for payment of annual bonuses to certain of our executive officers in the form of grants of restricted stock units, rather than in cash.
(10)Employee retention credits consist of $1.3 million of benefit for the year ended December 31, 2021 as a result of our receipt of employee retention credits under the provisions of the CARES Act.

(11)Settlement of federal and state tax refunds consist of $0.1 million and $2.1 million of expenses incurred by us for the year ended December 31, 2022 and 2021, respectively, related to reimbursement to White Mountains for federal and state tax refunds for the period prior to the Reorganization Transaction related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax (benefit).

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2022 and 2021.

	Three months ended December 31,
(in thousands)	2022	2021
Net loss	$(28,350)	$(3,981)
Equity-based compensation expense	14,256	12,392
Interest expense	3,337	1,527
Income tax expense (benefit)(1)	101,695	(2,683)
Depreciation expense on property and equipment	97	97
Amortization of intangible assets	1,691	746
Transaction expenses(2)	—	245
Employee-related costs(3)	—	55
SOX implementation costs(4)	—	371
Fair value adjustment to contingent consideration(5)	(416)	—
Settlement costs(6)	—	59
Changes in TRA related liability(7)	(83,255)	1,515
Changes in Tax Indemnification Receivable(8)	(14)	1,213
Non-cash compensation(9)	—	880
Employee retention credits(10)	—	(1,303)
Settlement of federal and state income tax refunds(11)	—	2,116
Adjusted EBITDA	$9,041	$13,249
(1)Income tax expense (benefit) for the three months ended December 31, 2022, consists primarily of $86.4 million of tax expense related to recording a valuation allowance on our deferred tax assets as we determined that the negative evidence outweighs the positive evidence and so it is more likely than not that our deferred tax assets will not be utilized.
(2)Transaction expenses consist of $0.2 million of expenses incurred by us for the three months ended December 31, 2021 for legal and accounting fees and other costs in connection with the filing of registration statements.
(3)Employee-related costs include $0.1 million of expenses incurred by us for the three months ended December 31, 2021 for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(4)SOX implementation costs consist of $0.4 million of expenses incurred by us for the three months ended December 31, 2021 for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).
(5)Fair value adjustment to contingent consideration consists of $0.4 million of gain for the three months ended December 31, 2022 in connection with the remeasurement of the contingent consideration for the acquisition of CHT as of December 31, 2022.
(6)Settlement costs consist of $0.1 million of expenses incurred by us for the three months ended December 31, 2021 to settle certain claims made by the Attorney General's Office of the State of Washington.
(7)Changes in TRA related liability for the three months ended December 31, 2022 consist of $83.3 million of gain on reduction of liability pursuant to the TRA resulting from remeasuring of the non-current portion of liability to zero as we no longer consider the payments under the agreement to be probable. Changes in TRA related liability for three months ended December 31, 2021 consist of $1.5 million of expense due to a change in the estimated future state tax benefits and other changes in the estimate, resulting in changes to the TRA liability created in connection with the Reorganization Transactions.
(8)Changes in Tax Indemnification Receivable consist of immaterial income and $1.2 million of expense incurred by us for the three months ended December 31, 2022 and 2021, respectively, related to changes in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The change also resulted in an expense/benefit of the same amount which has been recorded within income tax expense (benefit).
(9)Non-cash compensation consists of $0.9 million of expenses incurred by us for the three months ended December 31, 2021 for payment of annual bonuses to certain of our executive officers in the form of grants of restricted stock units, rather than in cash.

(10)Employee retention credits consist of $1.3 million of benefit for the three months ended December 31, 2021 as a result of our receipt of employee retention credits under the provisions of the CARES Act.
(11)Settlement of federal and state tax refunds consist of $2.1 million of expenses incurred by us for the three months ended December 31, 2021 related to reimbursement to White Mountains for federal and state tax refunds for the period prior to the Reorganization Transaction related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax (benefit).